Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD-QUARTER 2017 FINANCIAL RESULTS

Record Q3 Revenues

Record Year-to-Date Revenues and EPS

Company Increases CY 2017 Revenues and EPS Outlook

Santa Monica, CA – November 2, 2017 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected third-quarter 2017 results.

	Third Quarter

	Prior

(in millions, except EPS)	2017	Outlook*	2016

GAAP Net Revenues	$1,618	$1,385	$1,568
Impact of GAAP deferralsA	$284	$315	$62

GAAP EPS	$0.25	$0.09	$0.26
Non-GAAP EPS	$0.47	$0.34	$0.49
Impact of GAAP deferralsA	$0.13	$0.11	$0.03

* Prior outlook was provided by the company on August 3, 2017 in its earnings release.

For the quarter ended September 30, 2017, Activision Blizzard’s net revenues presented in accordance with GAAP were a Q3 record of $1.62 billion, as compared with $1.57 billion for the third quarter of 2016. GAAP net revenues from digital channels were a Q3 record of $1.35 billion. GAAP operating margin was 16%. GAAP earnings per diluted share were $0.25, as compared with $0.26 for the third quarter of 2016.

For the quarter ended September 30, 2017, on a non-GAAP basis, Activision Blizzard’s  operating margin was 30% and earnings per diluted share were $0.47, as compared with $0.49 for the third quarter of 2016.

For the quarter, operating cash flows were $379 million.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Activision Blizzard Announces Q3 2017 Financial Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “This was another strong quarter. We delivered record results and impressive engagement. With the recently released Destiny 2 off to a strong start, King’s position as the number one mobile publisher in the U.S.1, our release of Call of Duty®: WWII, and the upcoming launch of the Overwatch League™, we have great momentum as we approach the end of the year.”

Kotick added, “By investing in our franchises and communities, we continue to make progress on our efforts to connect and engage the world through epic entertainment.”

Selected Business Highlights:

We serve our hundreds of millions of audience members with an ongoing pipeline of content, services, and features. In Q3 we demonstrated that meaningful results can come from content investments, both large and small.

Audience Reach

•                 Activision Blizzard had 384 million Monthly Active Users (MAUs)B in the quarter.

•                 Activision had the biggest third-quarter online player community in its history, with a record 49 million MAUsB.

•                 Launched in September, Destiny 2 is the best-selling console game year-to-date in the U.S.2 Digital mix was over 50% of console full game sell-through, a new record for the company. In October, we introduced the Destiny franchise to PC gamers on Blizzard’s Battle.net® platform, opening the franchise to new global audiences and future growth opportunities.

•                 Activision’s Call of Duty continued its strong momentum with record Q3 MAUsB ahead of the highly anticipated launch of Call of Duty: WWII on November 3, 2017. Pre-order momentum has been strong, with a higher percentage of pre-orders on the digital offering than prior Call of Duty titles.

•                 Blizzard had the biggest third quarter online player community in its history, with a record 42 million MAUsB. This is the fourth quarter in a row that Blizzard drove quarterly record MAUsB. Overwatch® and Hearthstone® MAUsB grew year-over-year. The Overwatch community grew to over 35 million registered players.

•                 King had 293 million MAUsB for the quarter and has had two of the top-10 highest-grossing titles in the U.S. mobile app stores for sixteen quarters in a row.1 Candy Crush Saga™, which is celebrating its 5th anniversary, returned to the #1 grossing position in U.S. mobile app stores for the quarter.1

Deep Engagement

•                 The company achieved a new milestone with players spending over 50 minutes per day in Activision Blizzard games, in line with some of the most engaging online connected platforms in the world.

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Activision Blizzard Announces Q3 2017 Financial Results

•                 Activision and Bungie’s Destiny 2 is well ahead of the highly engaging original Destiny on time spent per player and attach rate to the Expansion Pass.

•                 Blizzard’s Hearthstone: Knights of the Frozen Throne™ expansion led to double-digit percentage growth in time spent year-over-year for the franchise. Overwatch had a Summer Games seasonal event in August and a Halloween Terror event in October, both of which continued to drive strong engagement and participation in customization items. World of Warcraft® released a new content update in the quarter, leading to stable MAUsB for the franchise quarter-over-quarter and continued participation in value added services.

•                 King’s increased cadence of live operations and new features continued to drive strong engagement. The frequency with which players returned to play and the time spent per player are at record highs.

•                 The inaugural season of the Overwatch League is set to begin at the Blizzard Arena Los Angeles, with 12 world-class teams from around the world competing in regular season games starting on January 10, 2018. This morning, Blizzard announced groundbreaking Overwatch League sponsorship deals with HP and Intel.

•                 Blizzard’s eleventh BlizzCon® will be returning to the Anaheim Convention Center this Friday, November 3, and Saturday, November 4, where it will host over 30,000 people. With tickets having sold out in a matter of seconds, millions more will be able to join through live-streaming or the BlizzCon Virtual Ticket. BlizzCon will feature a number of events, including the finals of several Blizzard esports tournaments, with global champions crowned across a number of franchises.

•                 The new season of Activision’s Call of Duty World League is set to begin in December, featuring the largest prize pool in franchise history.

Player Investment

•                 Activision Blizzard delivered a Q3 record of over $1 billion of in-game revenues, with record performance year-to-date.

•                 Activision achieved record Q3 segment revenues and operating income, capping record year-to-date performance.

•                 With the launch of the game on PC, Destiny 2 is now ahead of the original game in consumer spend.

•                 Call of Duty had strong franchise engagement and stable in-game purchases sequentially.

•                 King’s paying players grew for the first time since Q1 2016, while gross bookingsC per paying user also grew for the ninth quarter in a row to a new record.

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Activision Blizzard Announces Q3 2017 Financial Results

•                 Candy Crush™ franchise gross bookingsC grew to their highest level since 2013. King also achieved record quarterly mobile gross bookingsC in Q3, driving the third sequential quarter of segment revenues growth.

•                 Both Activision and Blizzard delivered strong library content in the quarter with Activision’s Crash Bandicoot™ N. Sane Trilogy, and Call of Duty: Modern Warfare® Remastered, released as a standalone game, and Blizzard’s StarCraft®: Remastered.

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA

CY 2017
Net Revenues	$6,675	6,675	175
EPS	$1.22	2.08	0.08
Fully Diluted Shares	767	767

Q4 2017
Net Revenues	$1,700	1,700	635
EPS	$0.10	0.36	0.46
Fully Diluted Shares	769	769

Currency Assumptions for 2017 Outlook:

•                 $1.12 USD/Euro for current outlook (vs. average of $1.11 for 2016 and $1.11 for 2015); and

•                 $1.32 USD/British Pound Sterling for current outlook (vs. average of $1.36 for 2016 and $1.53 for 2015).

•                 Note: Our financial guidance includes the forecasted impact of the FX cash flow hedging program.

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended September 30, 2017 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 877-604-9668 in the U.S. with passcode 2253748.

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Activision Blizzard Announces Q3 2017 Financial Results

About Activision Blizzard:

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Pet Rescue™, Bubble Witch™ and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for third quarter 2017.

2 Per NPD and internal estimates

A Net effect of accounting treatment from revenue deferrals on certain of our online enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

C Gross bookings is an operating metric that represents the total cash spent by players in the period for the purchase of virtual items. King uses gross bookings to evaluate its results of operations, generate future operating plans and assess performance. Gross bookings is the total price paid by players, which includes indirect taxes (sales tax or value added tax etc.), platform providers fees, and King’s share of revenues.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

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Activision Blizzard Announces Q3 2017 Financial Results

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP; and

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results).

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among platforms; the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high-quality titles, products and services; risks relating to the expansion into new businesses, including the potential impact on our existing businesses; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; the impact of applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

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Activision Blizzard Announces Q3 2017 Financial Results

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@ActivisionBlizzard.com	Mary.Osako@Activision.com

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenues
Product sales	$384	$355	$1,373	$1,501
Subscription, licensing, and other revenues [1]	1,234	1,213	3,601	3,093
Total net revenues	1,618	1,568	4,974	4,594

Costs and expenses
Cost of revenues—product sales:
Product costs	149	111	422	429
Software royalties, amortization, and intellectual property licenses	37	42	200	250
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	249	237	717	620
Software royalties, amortization, and intellectual property licenses	117	139	359	319
Product development	273	249	750	673
Sales and marketing	345	340	899	830
General and administrative	191	156	539	486
Total costs and expenses	1,361	1,274	3,886	3,607

Operating income	257	294	1,088	987
Interest and other expense (income), net	37	63	121	181
Income before income tax expense	220	231	967	806

Income tax expense	32	32	109	93

Net income	$188	$199	$858	$713

Basic earnings per common share	$0.25	$0.27	$1.14	$0.96
Weighted average common shares outstanding	755	742	753	739

Diluted earnings per common share	$0.25	$0.26	$1.12	$0.94
Weighted average common shares outstanding assuming dilution	766	756	764	753

1                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$3,576	$3,245
Accounts receivable, net	888	732
Inventories, net	94	49
Software development	377	412
Other current assets	451	392
Total current assets	5,386	4,830
Software development	114	54
Property and equipment, net	254	258
Deferred income taxes, net	439	283
Other assets	469	401
Intangible assets, net	1,292	1,858
Goodwill	9,764	9,768
Total assets	$17,718	$17,452

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$313	$222
Deferred revenues	1,373	1,628
Accrued expenses and other liabilities	703	806
Total current liabilities	2,389	2,656
Long-term debt, net	4,388	4,887
Deferred income taxes, net	40	44
Other liabilities	934	746
Total liabilities	7,751	8,333

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,671	10,442
Treasury stock	(5,563)	(5,563)
Retained earnings	5,501	4,869
Accumulated other comprehensive loss	(642)	(629)
Total shareholders’ equity	9,967	9,119
Total liabilities and shareholders’ equity	$17,718	$17,452

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended September 30, 2017	Net Revenues	Cost of Revenues -Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues -Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues -Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,618	$149	$37	$249	$117	$273	$345	$191	$1,361
Share-based compensation[1]	—	—	(1)	—	(1)	(15)	(3)	(27)	(47)
Amortization of intangible assets[2]	—	—	—	—	(109)	—	(76)	(2)	(187)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(3)	(3)
Other non-cash charges[4]	—	—	—	—	—	—	—	1	1
Non-GAAP Measurement	$1,618	$149	$36	$249	$7	$258	$266	$160	$1,125

Net effect of deferred revenues and related cost of revenues[5]	$284	$30	$120	$3	$(1)	$—	$—	$—	$152

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$257	$188	$0.25	$0.25
Share-based compensation[1]	47	47	0.06	0.06
Amortization of intangible assets[2]	187	187	0.25	0.24
Fees and other expenses related to the King Acquisition[3]	3	4	0.01	0.01
Other non-cash charges[4]	(1)	(1)	—	—
Income tax impacts from items above[6]	—	(67)	(0.09)	(0.09)
Non-GAAP Measurement	$493	$358	$0.47	$0.47

Net effect of deferred revenues and related cost of revenues[5]	$132	$100	$0.14	$0.13

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

5                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

6                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 755 million and dilutive shares of 11 million during the three months ended September 30, 2017.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Nine Months Ended September 30, 2017	Net Revenues	Cost of Revenues -Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues -Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues -Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,974	$422	$200	$717	$359	$750	$899	$539	$3,886
Share-based compensation[1]	—	—	(8)	(1)	(1)	(41)	(11)	(58)	(120)
Amortization of intangible assets[2]	—	—	—	—	(334)	—	(231)	(6)	(571)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(12)	(12)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(14)	(14)
Non-GAAP Measurement	$4,974	$422	$192	$716	$24	$709	$657	$438	$3,158

Net effect of deferred revenues and related cost of revenues[6]	$(458)	$(70)	$(17)	$1	$(2)	$—	$—	$—	$(88)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,088	$858	$1.14	$1.12
Share-based compensation[1]	120	120	0.16	0.16
Amortization of intangible assets[2]	571	571	0.76	0.75
Fees and other expenses related to the King Acquisition[3]	12	17	0.02	0.02
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	14	14	0.02	0.02
Loss on extinguishment of debt[7]	—	12	0.02	0.02
Income tax impacts from items above[8]	—	(281)	(0.37)	(0.37)
Non-GAAP Measurement	$1,816	$1,322	$1.76	$1.73

Net effect of deferred revenues and related cost of revenues[6]	$(370)	$(295)	$(0.40)	$(0.39)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects restructuring charges, primarily severance costs.

5                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                     Reflects the loss on extinguishment of debt from refinancing activities.

8                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 753 million and dilutive shares of 11 million during the nine months ended September 30, 2017.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended September 30, 2016	Net Revenues	Cost of Revenues -Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues -Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues -Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,568	$111	$42	$237	$139	$249	$340	$156	$1,274
Share-based compensation[1]	—	—	(2)	—	(1)	(11)	(5)	(14)	(33)
Amortization of intangible assets[2]	—	—	(1)	—	(129)	—	(78)	(3)	(211)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(4)	(4)
Non-GAAP Measurement	$1,568	$111	$39	$237	$9	$238	$257	$135	$1,026

Net effect of deferred revenues and related cost of revenues[4]	$62	$(16)	$28	$5	$12	$—	$—	$—	$29

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$294	$199	$0.27	$0.26
Share-based compensation[1]	33	33	0.04	0.04
Amortization of intangible assets[2]	211	211	0.28	0.28
Fees and other expenses related to the King Acquisition[3]	4	6	0.01	0.01
Loss on extinguishment of debt[5]	—	10	0.01	0.01
Income tax impacts from items above[6]	—	(88)	(0.12)	(0.12)
Non-GAAP Measurement	$542	$371	$0.50	$0.49

Net effect of deferred revenues and related cost of revenues[4]	$33	$26	$0.03	$0.03

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the loss on extinguishment of debt.

6                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 742 million and dilutive shares of 14 million during the three months ended September 30, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2016	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,594	$429	$250	$620	$319	$673	$830	$486	$3,607
Share-based compensation[1]	—	—	(16)	—	(1)	(34)	(12)	(55)	(118)
Amortization of intangible assets[2]	—	—	(2)	(2)	(297)	—	(188)	(6)	(495)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(43)	(43)
Non-GAAP Measurement	$4,594	$429	$232	$618	$21	$639	$630	$382	$2,951

Net effect of deferred revenues and related cost of revenues[4]	$(447)	$(143)	$(96)	$8	$12	$—	$—	$—	$(219)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$987	$713	$0.96	$0.94
Share-based compensation[1]	118	118	0.16	0.16
Amortization of intangible assets[2]	495	495	0.67	0.65
Fees and other expenses related to the King Acquisition[3]	43	48	0.06	0.06
Loss on extinguishment of debt[5]	—	10	0.01	0.01
Income tax impacts from items above[6]	—	(230)	(0.31)	(0.30)
Non-GAAP Measurement	$1,643	$1,154	$1.55	$1.52

Net effect of deferred revenues and related cost of revenues[4]	$(228)	$(180)	$(0.24)	$(0.23)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the loss on extinguishment of debt.

6                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 739 million and dilutive shares of 14 million during the nine months ended September 30, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,354	84%	$1,344	86%	$10	1%
Retail channels	168	10	157	10	11	7
Other[3]	96	6	67	4	29	43
Total consolidated net revenues	$1,618	100%	$1,568	100%	$50	3

Change in deferred revenues[4]
Digital online channels[2]	$114		$158
Retail channels	177		(96)
Other[3]	(7)		—
Total changes in deferred revenues	$284		$62

	Nine Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$4,048	81%	$3,412	74%	$636	19%
Retail channels	698	14	1,013	22	(315)	(31)
Other[3]	228	5	169	4	59	35
Total consolidated net revenues	$4,974	100%	$4,594	100%	$380	8

Change in deferred revenues[4]
Digital online channels[2]	$(236)		$288
Retail channels	(208)		(735)
Other[3]	(14)		—
Total changes in deferred revenues	$(458)		$(447)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, licensing royalties, value-added services, downloadable content, microtransactions, and products.

3                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$527	33%	$452	29%	$75	17%
PC	461	28	609	39	(148)	(24)
Mobile and ancillary[2]	534	33	440	28	94	21
Other[3]	96	6	67	4	29	43
Total consolidated net revenues	$1,618	100%	$1,568	100%	$50	3

Change in deferred revenues[4]
Console	$267		$(35)
PC	8		82
Mobile and ancillary[2]	16		15
Other[3]	(7)		—
Total changes in deferred revenues	$284		$62

	Nine Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,710	34%	$1,867	41%	$(157)	(8)%
PC	1,534	31	1,421	31	113	8
Mobile and ancillary[2]	1,502	30	1,137	25	365	32
Other[3]	228	5	169	4	59	35
Total consolidated net revenues	$4,974	100%	$4,594	100%	$380	8

Change in deferred revenues[4]
Console	$(310)		$(683)
PC	(153)		202
Mobile and ancillary[2]	19		34
Other[3]	(14)		—
Total changes in deferred revenues	$(458)		$(447)

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories from the Skylanders franchise and other physical merchandise and accessories.

3                     Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$798	49%	$796	51%	$2	—%
EMEA[2]	593	37	499	32	94	19
Asia Pacific	227	14	273	17	(46)	(17)
Total consolidated net revenues	$1,618	100%	$1,568	100%	$50	3

Change in deferred revenues[3]
Americas	$182		$14
EMEA[2]	73		34
Asia Pacific	29		14
Total changes in deferred revenues	$284		$62

	Nine Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$2,586	52%	$2,411	52%	$175	7%
EMEA[2]	1,684	34	1,528	33	156	10
Asia Pacific	704	14	655	14	49	7
Total consolidated net revenues	$4,974	100%	$4,594	100%	$380	8

Change in deferred revenues[3]
Americas	$(258)		$(308)
EMEA[2]	(160)		(175)
Asia Pacific	(40)		36
Total changes in deferred revenues	$(458)		$(447)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Consists of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended September 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$759	42%	$377	24%	$382	101%
Blizzard[3]	531	29	729	47	(198)	(27)
King[4]	528	29	459	29	69	15
Reportable segments total	1,818	100%	1,565	100%	253	16
Reconciliation to consolidated net revenues:
Other segments[5]	84		65
Net effect from deferral of net revenues[6]	(284)		(62)
Consolidated net revenues	$1,618		$1,568		$50	3%

Segment income (loss) from operations:
Activision[2]	$261		$123		$138	112%
Blizzard[3]	168		316		(148)	(47)
King[4]	208		138		70	51
Reportable segments total	637		577		60	10
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Other segments[5]	(12)		(2)
Net effect from certain revenues deferrals accounting treatment[6]	(132)		(33)
Share-based compensation expense	(47)		(33)
Amortization of intangible assets	(187)		(211)
Fees and other expenses related to the King Acquisition[7]	(3)		(4)
Other non-cash charges[8]	1		—
Consolidated operating income	257		294		(37)	(13)
Interest and other expense (income), net	37		63
Consolidated income before income tax expense	$220		$231		$(11)	(5)%

Operating margin from total reportable segments	35.0%		36.9%

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

6                     Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

8                     Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in Other segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2017 and 2016

(Amounts in millions)

	Nine Months Ended
	September 30, 2017		September 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$1,291	30%	$1,069	27%	$222	21%
Blizzard[3]	1,539	36	1,767	44	(228)	(13)
King[4]	1,482	34	1,149	29	333	29
Reportable segments total	4,312	100%	3,985	100%	327	8
Reconciliation to consolidated net revenues:
Other segments[5]	204		162
Net effect from deferral of net revenues[6]	458		447
Consolidated net revenues	$4,974		$4,594		$380	8%

Segment income (loss) from operations:
Activision[2]	$371		$309		$62	20%
Blizzard[3]	552		730		(178)	(24)
King[4]	538		381		157	41
Reportable segments total	1,461		1,420		41	3
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Other segments[5]	(15)		(5)
Net effect from certain revenues deferrals accounting treatment[6]	370		228
Share-based compensation expense	(120)		(118)
Amortization of intangible assets	(571)		(495)
Fees and other expenses related to the King Acquisition[7]	(12)		(43)
Restructuring costs[8]	(11)		—
Other non-cash charges[9]	(14)		—
Consolidated operating income	1,088		987		101	10
Interest and other expense (income), net	121		181
Consolidated income before income tax expense	$967		$806		$161	20%

Operating margin from total reportable segments	33.9%		35.6%

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

6                     Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

8                     Reflects restructuring charges, primarily severance costs.

9                     Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in Other segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended September 30, 2017

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	September 30, 2017

GAAP Net Income[1]	$254	$426	$243	$188	$1,111
Interest and other expense (income), net	43	40	34	37	154
Loss on extinguishment of debt	82	—	12	—	94
Provision for income taxes[1]	46	27	50	32	155
Depreciation and amortization	246	224	226	220	916
EBITDA	671	717	565	477	2,430

Share-based compensation expense[2]	40	33	39	47	159
Fees and other expenses related to the King Acquisition[3]	4	4	5	3	16
Restructuring costs[4]	—	11	—	—	11
Other non-cash charges[5]	—	16	(1)	(1)	14
Adjusted EBITDA	$715	$781	$608	$526	$2,630

Change in deferred net revenues and related cost of revenues[6]	$238	$(396)	$(105)	$132	$(131)

1                    We recognized $18 million, $69 million, $13 million, and $15 million of excess tax benefits from share-based payments as an income tax benefit in the provision for income taxes for the three months ended December 31, 2016, March 31, 2017, June 30, 2017, and September 30, 2017, respectively.

2                    Includes expenses related to share-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year%
	September 30,	December 31,	March 31,	June 30,	September 30,	Increase
	2016	2016	2017	2017	2017	(Decrease)
Cash Flow Data
Operating Cash Flow	$456	$859	$411	$265	$379	(17)%
Capital Expenditures	28	37	21	31	34	21
Non-GAAP Free Cash Flow[1]	428	822	390	234	345	(19)

Operating Cash Flow - TTM[2]	2,359	2,155	2,229	1,991	1,914	(19)
Capital Expenditures - TTM[2]	115	136	130	117	123	7
Non-GAAP Free Cash Flow - TTM[2]	$2,244	$2,019	$2,099	$1,874	$1,791	(20)%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended December 31, 2015, three months ended March 31, 2016, and three months ended June 30, 2016, were $1,063 million, $337 million, and $503 million, respectively.  Capital Expenditures for the three months ended December 31, 2015, three months ended March 31, 2016, and three months ended June 30, 2016, were $16 million, $27 million, and $44 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months and Year Ending December 31, 2017

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2017	December 31, 2017

Net Revenues[1]	$1,700	$6,675
Change in deferred revenues[2]	$635	$175

Earnings Per Diluted Share (GAAP)	$0.10	$1.22
Excluding the impact of:
Share-based compensation[3]	0.08	0.23
Amortization of intangible assets[4]	0.24	0.99
Fees and other expenses related to the King Acquisition[5]	0.01	0.05
Restructuring costs[6]	—	0.01
Other non-cash charges[7]	—	0.02
Income tax impacts from items above[8]	(0.08)	(0.44)
Earnings Per Diluted Share (Non-GAAP)	$0.36	$2.08

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[9]	$0.46	$0.08

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs, as well as a loss on extinguishment of debt of $12 million incurred during the three months ended June 30, 2017 related to the refinancing of our long-term debt.

6                    Reflects restructuring charges, primarily severance costs.

7                    Reflects a non-cash accounting charge incurred to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

8                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

9                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.